Exhibit 1.1

Ventas, Inc.

Common Stock

($0.25 par value)

AMENDMENT NO. 2 TO

ATM SALES AGREEMENT

February 9, 2026

BofA Securities, Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Jefferies LLC

J.P. Morgan Securities LLC

M&T Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Agents and/or Forward Sellers

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Banco Bilbao Vizcaya Argentaria, S.A.

Ciudad BBVA, Calle Sauceda nº 28

Edificio Oceania, Planta 1ª

Madrid 28050

BNP PARIBAS

787 Seventh Ave

New York, New York 10019

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Crédit Agricole Corporate and Investment Bank

c/o Credit Agricole Securities (USA) Inc., as agent

1301 Avenue of the Americas

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, New York 10022

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, New York 10036

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ, United Kingdom

Royal Bank of Canada

Brookfield Place

200 Vesey Street

New York, New York 10281

The Bank of New York Mellon

240 Greenwich Street, 3rd Floor

New York, New York 10286

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada

c/o Scotia Capital (USA) Inc.

250 Vesey Street

24th Floor

New York, New York 10281

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

50 Hudson Yards, 70th Floor

New York, NY 10001

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Wells Fargo Bank, National Association

500 West 33rd Street

14th Floor

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

This Amendment No. 2 (this “Amendment”) to the Sales Agreement (as defined below) is entered into as of the date first written above (the “Effective Date”) by Ventas, Inc., a Delaware corporation (the “Company”), and BofA Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and collectively, the “Agents”), and Bank of America, N.A., Banco Bilbao Vizcaya Argentaria, S.A., BNP PARIBAS, Citibank, N.A. (or an affiliate thereof), Crédit Agricole Corporate and Investment Bank, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of New York Mellon, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank, UBS AG London Branch and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”), in order to amend that certain ATM Sales Agreement, dated September 18, 2024, as amended by that certain Amendment No. 1 to ATM Sales Agreement, dated June 13, 2025 (collectively, the “Sales Agreement”), relating to the offer and sale of the Company’s common stock from time to time through any of the Agents or Forward Purchasers.

The parties wish to amend the Sales Agreement through this Amendment to make certain changes to the Sales Agreement, including (i) increasing the aggregate gross sales price of Shares that may be sold by the Company under the Sales Agreement and (ii) adding M&T Securities, Inc., as an additional Agent to the Sales Agreement.

Section 1. Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Sales Agreement.

Section 2. Representation and Warranty. The Company represents and warrants to each Agent and Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

Section 3. Amendments to the Sales Agreement.

(a) On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the prospectus supplement relating to the offering and sale of the Shares filed by the Company with the Commission pursuant to Rule 424(b) on the date hereof, in the form furnished by the Company to the Agents and Forward Purchasers in connection with the offering of the Shares, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) of the Sales Agreement, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(b) On and after the Effective Date, the Company shall have $2,500,000,000 aggregate gross sales price of Shares available for issuance under the Sales Agreement, exclusive of any prior issuances before the Effective Date and all references to $2,250,000,000 in the Sales Agreement shall mean $2,500,000,000.

(c)  On and after the Effective Date, M&T Securities, Inc. is hereby added as a party to the Sales Agreement in the capacity of “Agent” only. M&T Securities, Inc. shall not act as a forward seller under the Sales Agreement. All references to “Agent” and “Agents” in the Sales Agreement are hereby amended to include M&T Securities, Inc., mutatis mutandis, except that references to “Agent” in the context of forward sale transactions shall exclude M&T Securities, Inc.

(d)  On and after the Effective Date, Section 10 of the Sales Agreement is hereby amended to add the following text:

M&T Securities, Inc., 1 Light Street, 17th Floor, Baltimore, MD 21202, Attention: MTSyndicate, email: mtsyndicate@mtb.com.

(e)  On and after the Effective Date, Section 10 of the Sales Agreement is hereby amended to add the bold, underlined text (indicated textually in the same manner, as the following example: underlined text) and to remove the bold, strikethrough text (indicated textually in the same manner, as the following example: ~~strikethrough text~~):

Agent and Forward Seller

J.P. Morgan Securities LLC

~~383 Madison Avenue~~

~~6th floor~~

~~New York, New York 10179~~

270 Park Avenue

New York, New York 10017

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

Forward Purchaser

JPMorgan Chase Bank, National Association, EDG Marketing Support

~~383 Madison Avenue~~

~~New York, New York 10179~~

270 Park Avenue

New York, New York 10017

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

Copy to: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

Agent and Forward Seller

Truist Securities, Inc.

~~333 Peachtree Road NE, 11th Floor~~

~~Atlanta, Georgia 30326~~

50 Hudson Yards, 70th Floor

New York, NY 10001

Forward Purchaser

Truist Bank

~~333 Peachtree Road NE, 11th Floor~~

~~Atlanta, Georgia 30326~~

50 Hudson Yards, 70th Floor

New York, NY 10001

(f)  All references to the Sales Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Sales Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Sales Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Prospectus Supplement” and “Prospectus” contained in the Sales Agreement prior to the Effective Date.

Section 4. Applicable Law. This Amendment and any claim, controversy or dispute arising hereunder or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

Section 5. Entire Agreement. The Sales Agreement, as amended by this Amendment, represents the entire agreement among the parties hereto with respect to the subject matter thereof and hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment or as further amended hereby, all of the terms of the Sales Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 6. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

BofA Securities, Inc.

As Agent And Forward Seller

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

BBVA SECURITIES INC.

As Agent And Forward Seller

By:	/s/ Shehzad Khan
Name: Shehzad Khan
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

As Agent And Forward Seller

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

As Agent And Forward Seller

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Citigroup Global Markets Inc.

As Agent And Forward Seller

By:	/s/ Scott Shelly
Name: Scott Shelly
Title: Vice President

Credit Agricole Securities (USA) Inc.

As Agent And Forward Seller

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

JEFFERIES LLC

As Agent And Forward Seller

By:	/s/ Christopher Allred
Name: Christopher Allred
Title: Managing Director

J.P. Morgan Securities LLC

As Agent And Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

M&T Securities, Inc.

As Agent

By:	/s/ Rachel Jennings
Name: Rachel Jennings
Title: Managing Director

mizuho securities usa llc

As Agent And Forward Seller

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Morgan Stanley & Co. LLC

As Agent and Forward Seller

By:	/s/ Andres Altamirano
Name: Andres Altamirano
Title: Vice President

MUFG Securities Americas Inc.

As Agent And Forward Seller

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

RBC Capital Markets, LLC

As Agent And Forward Seller

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director

Scotia capital (usa) inc.

As Agent And Forward Seller

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

td securities (usa) llc

As Agent And Forward Seller

By:	/s/ Adriano Pierroz
Name: Adriano Pierroz
Title: Director

TRUIST SECURITIES, INC.

As Agent And Forward Seller

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

UBS Securities LLC

As Agent And Forward Seller

By:	/s/ Jess O’Neill
Name: Jess O’Neill
Title: Executive Director

By:	/s/ Charles Heaney
Name: Charles Heaney
Title: Director

Wells Fargo Securities, LLC

As Agent And Forward Seller

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

BANK OF AMERICA, N.A.

As Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

As Forward Purchaser

By:	/s/ Luis Alarcon Gonalez
Name: Luis Alarcon Gonalez
Title: Managing Director

By:	/s/ Annabella Rutigilano
Name: Annabella Rutigilano
Title: Executive Director

BNP PARIBAS

As Forward Purchaser

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

By:	/s/ John Nunziata
Name: John Nunziata
Title: Managing Director

CITIBANK, N.A.

As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

Credit Agricole CORPORATE AND INVESTMENT BANK

As Forward Purchaser

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

JEFFERIES LLC

As Forward Purchaser

By:	/s/ Christopher Allred
Name: Christopher Allred
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC

As Forward Purchaser

By:	/s/ Matthew E. Chivaroli
Name: Matthew E. Chivaroli
Title: Authorized Signatory

MORGAN STANLEY & CO. LLC

As Forward Purchaser

By:	/s/ Ellen Weinstien
Name: Ellen Weinstien
Title: Managing Director

MUFG SECURITIES EMEA PLC

As Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorized Signatory

ROYAL BANK OF CANADA

As Forward Purchaser

By:	/s/ Chris Amery
Name: : Chris Amery
Title: Managing Director

THE BANK OF NEW YORK MELLON

As Forward Purchaser

By:	/s/ Rob Lynch
Name: Rob Lynch
Title: Managing Director

THE BANK OF NOVA SCOTIA

As Forward Purchaser

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

THE TORONTO-DOMINION BANK

As Forward Purchaser

By:	/s/ Christopher Obalde
Name: Christopher Obalde
Title: Authorized Signatory

TRUIST BANK

As Forward Purchaser

By:	/s/ Micheal Collins
Name: Micheal Collins
Title: Managing Director

UBS AG LONDON BRANCH

As Forward Purchaser

By:	/s/ Jesse O’Neill
Name: Jesse O’Neill
Title: Executive Director

By:	/s/ Charles Heaney
Name: Charles Heaney
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director